UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 24, 2001
                                                         ------------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------

Item 5.  Other Events.

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                  REPORTS THIRD QUARTER 2001 FINANCIAL RESULTS

Contacts:        Melissa L. Kunkel, Director of Marketing and Communications
                 Tel. (410) 527-2442    FAX:  (410) 771-9148
                 World Wide Web Site:  http://www.eaest.com
For Release:     Immediately Upon Receipt

BALTIMORE, MARYLAND, July 24, 2001... EA Engineering, Science, and Technology, Inc. (NASDAQ: EACO), today reported a net loss for the fiscal 2001 third quarter of $400,300, or $0.07 per diluted share, compared with net earnings of $37,900, or $0.01 per diluted share in 2000. Net revenue for the period was $8,028,200 compared to $9,038,700 for the same period the prior year. This decrease in net revenue reflects a lower contract volume compared to the prior year period, principally due to delays in the execution and initiation of several large Federal contracts, one of which subsequently was initiated on June 29, 2001, and is expected to commence work during the Company's fourth quarter. Further, net revenue for the quarter was negatively impacted by the recognition of provisions on certain projects, totaling approximately $300,000, required for the Company's West region.

The net loss for the nine months ended May 31, 2001 was $322,600, or $0.06 per diluted share, compared to net income of $323,700, or $0.05 per diluted share, for the same period the prior year. Net revenue for the nine months was $25,296,800, compared to $26,519,700 in the prior year period.

New orders booked for the quarter totaled $14.2 million, up 13 percent from the fiscal 2001 second quarter. New orders booked for the nine months ended May 31, 2001 amounted to $42.2 million, which was slightly higher than the level reported for the first nine months of fiscal 2000.

Loren D. Jensen, EA's Chairman, President, and CEO, stated, "While we are very disappointed with these results, they will not interrupt our plan for the long-term growth of the Company. We continue to invest in sales and marketing efforts to grow the top line. Replacing our federal ID/IQ capacity, while continuing to diversify our regional client base has been our strategy. We are pleased with the results of these efforts, which include our selection for more than $62 million in new Federal ID/IQ contract capacity this fiscal year, inclusive of our recently executed $25 million ID/IQ contract with the U.S. Army Corps of Engineers, Kansas City District."

Barbara Posner, EA's Chief Operating Officer and Chief Financial Officer, commented, "The net revenue shortfall for the quarter is isolated to certain regions, predominantly the West and South Central. In addition, during the quarter project issues isolated to one region required the one-time recognition of project provisions. Notwithstanding the shortfalls in these two operating regions, we continue to see growth in the other regions, such as the Mid-Atlantic, our largest region, and the Southeast, our newest region. Our control of year-to-date expenses has helped to minimize the impacts from the net revenue shortfall."

EA Engineering, Science, and Technology, Inc., is a publicly held consulting firm specializing in water resource issues, strategic environmental management, and regulatory compliance solutions. EA has developed a uniquely integrated and broadly diversified scientific, technological and engineering approach to identifying, understanding, and solving the complex environmental and health and safety issues of it's clients. Through a network of more than 20 offices, EA provides its services to federal and state governmental agencies, and a broad spectrum of commercial and industrial clientele, both in the United States and abroad.

Certain of the statements contained in this news release are forward-looking statements that involve risks and uncertainties, such as those related to the Company's contracts and other business risks, including general economic conditions, and industry-wide market factors, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

The Company's results of operations are also affected by significant competition in the industry, including a very competitive requirement for successful bidding and solicitation of contracts. As such, operating results for the reporting period are not necessarily indicative of the results that may be expected for any subsequent periods. The Company does not undertake to publicly update its forward-looking statements even if experience of future changes indicate that such results or events (expressed or implied) will not be realized.



         EA Engineering, Science, and Technology, Inc. and Subsidiaries
                         Consolidated Operating Results

                                                     Three Months Ended               Nine Months Ended
                                                          May 31,                           May 31,
                                                  2001              2000             2001             2000
                                               ------------     ------------     ------------     ------------
Total revenue                                  $ 12,170,500     $ 14,349,700     $ 41,771,200     $ 42,988,500
     Less subcontractor costs                    (3,349,200)      (3,817,900)     (12,827,200)     (12,199,700)
     Less other direct project costs               (793,100)      (1,493,100)      (3,647,200)      (4,269,100)
                                               ------------     ------------     ------------     ------------
Net revenue                                    $  8,028,200     $  9,038,700     $ 25,296,800     $ 26,519,700

Costs and operating expense:
     Direct Salaries and Other Operating          6,753,700        7,122,800       20,549,900       20,575,600
     Sales, general, and administrative           1,722,300        1,786,400        4,943,400        5,237,400
                                               ------------     ------------     ------------     ------------
Total costs and operating expense              $  8,526,000     $  8,909,200     $ 25,493,300     $ 25,813,000

(Loss) income from operations                      (497,800)         129,500         (196,500)         706,700

Interest expense, net                               (79,900)         (66,600)        (251,500)        (167,000)

(Loss) income before income taxes                  (577,700)          62,900         (448,000)         539,700
(Benefit) provision for income taxes               (177,400)          25,000         (125,400)         216,000
                                               ------------     ------------     ------------     ------------

Net (Loss) Income                              $   (400,300)    $     37,900     $   (322,600)    $    323,700

Net (Loss) Income per Share
         Basic EPS                             $      (0.07)    $       0.01     $      (0.06)    $       0.05
         Diluted EPS                           $      (0.07)    $       0.01     $      (0.06)    $       0.05

Weighted average shares outstanding               5,832,100        6,093,400        5,855,000        6,192,500
Diluted weighted average shares outstanding       5,832,100        6,093,600        5,855,000        6,194,200


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                   Registrant

Date:          July 24, 2001                By:
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer